UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2012

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7 World Trade Center at 250 Greenwich Street New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The voting results for the matters voted on at the Annual Meeting of Stockholders held on April 16, 2012 are as follows:

1.	Three Class II Directors were elected to serve three-year terms as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ewald Kist	189,890,960	2,248,657	113,565	12,251,559
Henry A. McKinnell, Jr., Ph.D.	188,781,136	3,335,304	136,742	12,251,559
John K. Wulff	170,643,390	21,495,936	113,856	12,251,559

The directors of Moody’s Corporation (the “Company”) whose terms continued after the Annual Meeting are: Basil L. Anderson, Darrell Duffie, Ph.D., Raymond W. McDaniel, Jr., Jorge A. Bermudez, Robert R. Glauber and Kathryn M. Hill.

2.	The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2012 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
204,142,445	153,573	208,723	0

3.	The advisory resolution approving executive compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
188,559,441	3,422,229	271,512	12,251,559

4.	The stockholder proposal asking the board of directors to take all necessary steps (other than those that must be taken by stockholders) to eliminate the classification of the board of directors was voted on as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
147,911,214	43,987,612	354,356	12,251,559

Item 8.01 Other Events.

On April 16, 2012, the Company’s Board of Directors appointed its lead independent director, Henry A. McKinnell, Jr., Ph.D., as Chairman of the Board. This follows the Board’s decision, as disclosed in the Company’s definitive proxy statement dated March 6, 2012 (the “2012 Proxy Statement”) to transition to separate the roles of Chairman and CEO. The Board also elected CEO Raymond McDaniel, Jr. to the new position of President of the Company. As President and CEO, Mr. McDaniel will continue to serve as a member of the Board. Biographical information regarding Dr. McKinnell and Mr. McDaniel is set forth on pages 17 and 18 of the 2012 Proxy Statement and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins Executive Vice President and General Counsel

Date: April 20, 2012